Exhibit 20.13

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		4/15/2008

Gross Monthly Payment Rate		16.70%
Delinquency Rate:	30 to 59 days	1.11%
	60 to 89 days	0.69%
	90 + days	1.61%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	18.04%
	Weighted Average Coupon	6.26%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.58%

Excess Spread Percentage:	Apr-06	7.70%
	Mar-06	9.01%
	Feb-06	9.70%
	3-Month Average Excess Spread	8.80%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2006

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		7/17/2006

Gross Monthly Payment Rate		16.70%
Delinquency Rate:	30 to 59 days	1.11%
	60 to 89 days	0.69%
	90 + days	1.61%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	18.04%
	Weighted Average Coupon	5.58%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.58%

Excess Spread Percentage:	Apr-06	8.38%
	Mar-06	10.33%
	Feb-06	10.65%
	3-Month Average Excess Spread	9.79%

	Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2006

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		16.70%
Delinquency Rate:	30 to 59 days	1.11%
	60 to 89 days	0.69%
	90 + days	1.61%

Excess Spread Analysis

	Series	COMT 2000-3
	Portfolio Yield	18.04%
	Weighted Average Coupon	5.60%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.58%

Excess Spread Percentage:	Apr-06	7.86%
	Mar-06	9.81%
	Feb-06	10.13%
	3-Month Average Excess Spread	9.27%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2006

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-3	COMT 2001-5	COMT 2001-6
Size		$1200 MM	$750 MM	$1000 MM	$1300 MM
Expected Maturity (Class A)		2/15/2008	5/15/2006	8/15/2006	8/15/2008

Gross Monthly Payment Rate		16.70%	16.70%	16.70%	16.70%
Delinquency Rate:	30 to 59 days	1.11%	1.11%	1.11%	1.11%
	60 to 89 days	0.69%	0.69%	0.69%	0.69%
	90 + days	1.61%	1.61%	1.61%	1.61%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-3	COMT 2001-5	COMT 2001-6
	Portfolio Yield	18.04%	18.07%	18.04%	18.04%
	Weighted Average Coupon	5.36%	5.43%	5.30%	5.45%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	2.58%	2.58%	2.58%	2.58%

Excess Spread Percentage:	Apr-06	8.10%	8.06%	8.16%	8.01%
	Mar-06	9.94%	9.30%	9.41%	9.94%
	Feb-06	10.40%	10.06%	10.18%	10.28%
	3-Month Average Excess Spread	9.48%	9.14%	9.25%	9.41%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2006

Capital One Master Trust (COMT)

Series		COMT 2001-8
Size		$1000 MM
Expected Maturity (Class A)		10/16/2006

Gross Monthly Payment Rate		16.70%
Delinquency Rate:	30 to 59 days	1.11%
	60 to 89 days	0.69%
	90 + days	1.61%

Excess Spread Analysis

	Series	COMT 2001-8
	Portfolio Yield	18.04%
	Weighted Average Coupon	4.73%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.58%

Excess Spread Percentage:	Apr-06	8.73%
	Mar-06	9.97%
	Feb-06	10.75%
	3-Month Average Excess Spread	9.82%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2006

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007

Gross Monthly Payment Rate		16.70%	16.70%	16.70%
Delinquency Rate:	30 to 59 days	1.11%	1.11%	1.11%
	60 to 89 days	0.69%	0.69%	0.69%
	90 + days	1.61%	1.61%	1.61%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	18.04%	18.04%	18.04%
	Weighted Average Coupon	5.39%	5.32%	5.00%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	2.58%	2.58%	2.58%

Excess Spread Percentage:	Apr-06	8.07%	8.14%	8.46%
	Mar-06	9.91%	9.98%	9.70%
	Feb-06	10.37%	10.44%	10.48%
	3-Month Average Excess Spread	9.45%	9.52%	9.55%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.